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                                  NETZERO, INC.

                             STOCK PLEDGE AGREEMENT



                  AGREEMENT made as of this 20th day of March, 1999 by and between NetZero, Inc., a California corporation (the "Corporation") and Mark Goldston ("Pledgor").


RECITALS

                  A. In connection with the purchase of 4,190,922 shares of the Corporation's Common Stock (the "Purchased Shares") on the date of this Agreement from the Corporation, Pledgor has issued that certain promissory note (the "Note") dated March 20, 1999 payable to the order of the Corporation in the principal amount of Six Hundred Twenty-Eight Thousand Six Hundred Thirty-Eight Dollars and Thirty Cents ($628,638.30).

                  B. Such Note is secured by the Purchased Shares and other collateral upon the terms set forth in this Agreement.

                  NOW, THEREFORE, it is hereby agreed as follows:

         1.       1.     GRANT OF SECURITY INTEREST. Pledgor hereby grants the
Corporation a security interest in, and assigns, transfers to and pledges with the Corporation, the following securities and other property (collectively, the "Collateral"):

                  (i)      (i)     the Purchased Shares delivered to and
         deposited with the Corporation as collateral for the Note;

                  (ii)     (ii)    any and all new, additional or different
         securities or other property subsequently distributed with respect to the Purchased Shares which are to be delivered to and deposited with the Corporation pursuant to the requirements of Paragraph 3 of this Agreement;

                  (iii)    (iii)   any and all other property and money which is
         delivered to or comes into the possession of the Corporation pursuant to the terms of this Agreement; and

                  (iv)     (iv)    the proceeds of any sale, exchange or
         disposition of the property and securities described in subparagraphs
         (i), (ii) or (iii) above.

         2.       2.     WARRANTIES. Pledgor hereby warrants that Pledgor is the
owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, adverse claims and other security interests (other than those created hereby).

                                       1.

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         3.       3.     DUTY TO DELIVER. Any new, additional or different
securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral by reason of
(i) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Common Stock as a class without the Corporation's receipt of consideration or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Corporation shall, upon receipt by Pledgor, be promptly delivered to and deposited with the Corporation as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly endorsed stock power assignments.

         4.       4.     PAYMENT OF TAXES AND OTHER CHARGES. Pledgor shall pay,
prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Pledgor's failure to do so, the Corporation may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the minimum per annum rate required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the federal tax laws.

         5.       5.     SHAREHOLDER RIGHTS. So long as there exists no event of
default under Paragraph 10 of this Agreement, Pledgor may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other shareholder materials pertaining to the Collateral.

         6.       6.     RIGHTS AND POWERS OF CORPORATION. The Corporation may,
without obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the
Collateral:

                  (i) (i) subject to the applicable limitations of Paragraph 9, accept in its discretion other property of Pledgor in exchange for all or part of the Collateral and release Collateral to Pledgor to the extent necessary to effect such exchange, and in such event the other property received in the exchange shall become part of the Collateral hereunder;

                  (ii)     (ii)    perform such acts as are necessary to
         preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

                  (iii)    (iii)   transfer record ownership of the Collateral
         to the Corporation or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, PROVIDED AND ONLY IF there exists at the time an outstanding event of default under Paragraph 10 of this Agreement. Any cash sums which the Corporation may so receive shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Corporation deems appropriate. Any remaining cash shall be paid over to Pledgor.

                  Any action by the Corporation pursuant to the provisions of this Paragraph 6 may be taken without notice to Pledgor. Expenses reasonably incurred in connection with such action

                                       2.

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shall be payable by Pledgor and form part of the indebtedness secured hereunder as provided in Paragraph 12.

         7.       7.     CARE OF COLLATERAL. The Corporation shall exercise
reasonable care in the custody and preservation of the Collateral. However, the Corporation shall have no obligation to (i) initiate any action with respect to, or otherwise inform Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral, (ii) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (iii) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Corporation determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

                  Subject to the limitations of Paragraph 9, the Corporation may at any time release and deliver all or part of the Collateral to Pledgor.

         8.       8.     TRANSFER OF COLLATERAL. In connection with the transfer
or assignment of the Note (whether by negotiation, discount or otherwise), the Corporation may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Corporation hereunder with respect to the Collateral so transferred. Upon such transfer, the Corporation shall be fully discharged from any further responsibility for the transferred Collateral and all liability for the Collateral arising after the date of such transfer.

         9.       9.     RELEASE OF COLLATERAL. Provided all indebtedness
secured hereunder (other than payments not yet due and payable under the Note) shall at the time have been paid in full and there does not otherwise exist any event of default under Paragraph 10, the Purchased Shares, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor in accordance with the following provisions:

                  (i)      (i)     Promptly following (a) payment or prepayment
         of principal of the Note, together with payment of all accrued interest to date, one or more of the Purchased Shares held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(iii) and 9(v) below) be released to Pledgor or (b) a determination that Excess Value exists, one or more of the Purchased Shares held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(iii) and 9(v) below) be released to Pledgor; provided that if any Purchased Shares are released pursuant to the immediately preceding clause and if the fair market value of the Common Stock and all other Collateral which would otherwise remain in pledge hereunder after such release at any time falls below one hundred and fifty percent (150%) of the unpaid principal and accrued interest under the Note, Pledgor shall contribute additional collateral hereunder to raise such fair market value of the Purchased Shares and all other Collateral in pledge up to such 150% level; provided, further, that in no event shall Pledgor be required to make any additional contributions hereunder in any amount greater than the amount which the fair market value of that the original number of Purchased Shares would represent as of the date of such contribution. The number of shares to be so released shall

                                       3.

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         be equal to the number obtained, as the case may be, by (x)
         multiplying (i) the total number of Purchased Shares held under this Agreement at the time of the payment or prepayment, by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment, or (y) multiplying (i) the total number of Purchased Shares held under this Agreement at the time of the payment or prepayment, by (ii) a fraction, the numerator of which shall be the Excess Value and the denominator of which shall be the fair market value of the Purchased Shares and all other Collateral held in pledge hereunder immediately prior to any such release. In no event, however, shall any fractional shares be released. For purposes of this Agreement, "Excess Value" shall mean the excess amount, if any, that the fair market value of the Purchased Shares and Collateral then held in pledge is over 150% of the total unpaid principal and accrued interest of the Note, as such foregoing amounts are determined each time that Optionee requests a release of shares from pledge.

                  (ii)     (ii)    Any additional Collateral which may hereafter
         be pledged and deposited with the Corporation (pursuant to the requirements of Paragraph 3) with respect to the Purchased Shares shall be released at the same time the particular shares of Common Stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 9(i).

                  (iii)    (iii)   Under no circumstances, however, shall any
         Purchased Shares or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder. In addition, in no event shall any Purchased Shares or other Collateral be released pursuant to the provisions of Paragraph 9(i) or 9(ii) if, and to the extent, the fair market value of the Common Stock and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accrued interest under the Note.

                  (iv)     (iv)    For all valuation purposes under this
         Agreement, the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                           (A)      (A)      If the Common Stock is at the time
                  traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on its Nasdaq system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                           (B)      (B)      If the Common Stock is at the time
                  listed on the New York Stock Exchange or any other securities exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the

                                       4.

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                  closing selling price on the exchange on the last preceding date for which such quotation exists.

                           (C)      (C)      If the Common Stock is at the time
                  neither listed on any securities exchange nor traded on the Nasdaq National Market, the fair market value shall be determined by the Corporation's Board of Directors after taking into account such factors as the Board shall deem appropriate; provided, however that in the event Pledgor disagrees with the Board's determination, Pledgor and the Board shall agree in good faith on such valuation. If the Pledgor and Corporation do not so agree, Pledgor shall have the right, but not more often than once every six (6) months on a rolling basis, to require the appraisal of the Corporation. If Corporation and Pledgor cannot promptly agree upon an independent, experienced appraiser who is a member of a recognized professional association of business appraisers (an "appraiser"), then each of the Corporation and Pledgor shall appoint such independent, experienced appraiser who shall determine the value of the Common Stock. If the higher of the two appraisals is not more than 10 percent more than the lower of the appraisals, the fair market value shall be the average of the two appraisals (which determination shall be final and binding on the parties and enforceable in any court of competent jurisdiction); provided that if the two appraisals are more than 10 percent apart the two appraisers shall appoint a third appraiser who shall determine the value of the Common Stock, which determination shall be final and binding on the parties and enforceable in any court of competent jurisdiction. All costs of such appraisal shall be equally shared by the Corporation and Employee.

                  (v)      (v)     In the event the Collateral becomes in whole
         or in part comprised of "margin securities" within the meaning of
         Section 207.2(i) of Regulation G of the Federal Reserve Board, then no Collateral shall thereafter be substituted for any Collateral under the provisions of Paragraph 6(i) or be released under Paragraph 9(i) or
         (ii), unless there is compliance with each of the following additional requirements:

                           (A)      (A)      The substitution or release must
                  not increase the amount by which the indebtedness secured hereunder at the time of such substitution or release exceeds the maximum loan value (as defined below) of the Collateral immediately prior to such substitution or release.

                           (B)      (B)      The substitution or release must
                  not cause the amount of indebtedness secured hereunder at the time of such substitution or release to exceed the maximum loan value of the Collateral remaining after such substitution or release is effected.

                           (C)      (C)      For purposes of this Paragraph
                  9(v), the maximum loan value of each item of Collateral shall be determined on the day the substitution or release is to be effected and shall, in the case of the shares of Common Stock and any additional Collateral (other than margin securities), equal the good faith loan value thereof (as defined in Section 207.2(e)(1) of Regulation G) and shall, in the case of all margin securities (other than the Common Stock), equal fifty percent (50%) of the current market value of such securities.

                                       5.

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         10.      10. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

                  (i)      (i)     the failure of Pledgor to pay, when due under
         the Note, any installment of principal or accrued interest after any grace period set forth in the Note has expired, if any; or

                  (ii)     (ii)    the wilful failure of Pledgor to perform any
         material obligation imposed upon Pledgor by reason of this Agreement within 30 days following written notice to Pledgor detailing such failure; or

                  (iii)    (iii)   the material breach of any warranty of
         Pledgor contained in Paragraph 2 of this Agreement.

                  Upon the occurrence of any such event of default, the Corporation may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

                  Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of reasonable expenses incurred by the Corporation in connection with the disposition and then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Pledgor. However, in the event such proceeds prove insufficient to satisfy all obligations of Pledgor under the Note which are recourse to Pledgor, then Pledgor shall remain personally liable for the remaining obligations under the Note which are recourse to Pledgor.

         11.      11.    OTHER REMEDIES. The rights, powers and remedies granted
to the Corporation pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Corporation under any statute or rule of law. Any forbearance, failure or delay by the Corporation in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Corporation under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Corporation.

         12.      12.    COSTS AND EXPENSES. All costs and expenses (including
reasonable attorneys fees) incurred by the Corporation in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of Pledgor payable immediately upon demand and bearing interest until paid at the minimum per annum rate required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the federal tax laws.

                                       6.

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         13.      13.    APPLICABLE LAW. This Agreement shall be governed by and
construed in accordance with the laws of the State of California without resort to that State's conflict-of-laws rules.

         14.      14.    SUCCESSORS. This Agreement shall be binding upon the
Corporation and its successors and assigns and upon Pledgor and the executors, heirs and legatees of Pledgor's estate.

         15.      15.    SEVERABILITY. If any provision of this Agreement is
held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

                  IN WITNESS WHEREOF, this Agreement has been executed by Pledgor and the Corporation on this 20th day of March, 1999.



NETZERO                                            PLEDGOR

/s/ RONALD T. BURR                                 /s/ MARK GOLDSTON
-------------------------------                    --------------------------
By: Ronald T. Burr                                 Mark Goldston
Title: President
                                                   Address:
                                                           ------------------

                                                   --------------------------

                                                   --------------------------

                                       7.


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                                  NETZERO, INC.

                       AMENDMENT TO STOCK PLEDGE AGREEMENT



         THIS AMENDMENT TO STOCK PLEDGE AGREEMENT (this "Amendment") is dated as of May 14, 1999, between Mark Goldston ("Goldston") and NetZero, Inc. (the "Company"). All capitalized terms used herein without definition shall have the meanings ascribed to them in that certain Stock Pledge Agreement dated as of March 20, 1999 (the "Stock Pledge Agreement"), between Goldston and the Company.

         In consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Paragraph 1 of the Stock Pledge Agreement is hereby amended and restated in its entirety as follows:

                  "GRANT OF SECURITY INTEREST. Pledgor hereby grants the Corporation a security interest in, and assigns, transfers to and pledges with the Corporation, the following securities and other property (collectively, the "Collateral"):

                  (i) the Purchased Shares delivered to and deposited with the Corporation as collateral for the Note;

                  (ii) 36,232 shares of the Corporation's Series D Preferred Stock (the "Pledged Series D Stock");

                  (iii) any and all new, additional or different securities or other property subsequently distributed with respect to the Purchased Shares or the Pledged Series D Stock which are to be delivered to and deposited with the Corporation pursuant to the requirements of Paragraph 3 of this Agreement;

                  (iv) any and all other property and money which is delivered to or comes into the possession of the Corporation pursuant to the terms of this Agreement; and

                  (v) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i), (ii),
                  (iii) or (iv) above."

         2. Paragraphs 9(i) through (iv) of the Stock Pledge Agreement are hereby amended and restated in their entirety as follows:

                  "RELEASE OF COLLATERAL. Provided all indebtedness secured hereunder (other than payments not yet due and payable under the Note) shall at the time have been paid in full and there does not otherwise exist any event of default under Paragraph 10, the Purchased Shares and the Pledged Series

                                       1.

                  D Stock, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor in accordance with the following provisions:

                  (i) Promptly following (a) payment or prepayment of principal of the Note, together with payment of all accrued interest to date, one or more of the Purchased Shares or the Pledged Series D Stock held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(iii), (v) and (vi) below) be released to Pledgor or (b) a determination that Excess Value exists, one or more of the Purchased Shares or the Pledged Series D Stock held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(iii), (v) and (vi) below) be released to Pledgor; provided that if any Purchased Shares or Pledged Series D Stock are released pursuant to the immediately preceding clause and if the fair market value of the Purchased Shares, Pledged Series D Stock and all other Collateral which would otherwise remain in pledge hereunder after such release at any time falls below one hundred and fifty percent (150%) of the unpaid principal and accrued interest under the Note, Pledgor shall contribute additional collateral hereunder to raise such fair market value of the Purchased Shares, the Pledged Series D Stock, and all other Collateral in pledge up to such 150% level; provided, further, that in no event shall Pledgor be required to make any additional contributions hereunder in any amount greater than the amount which the fair market value of the original number of Purchased Shares would represent as of the date of such contribution. The number of shares to be so released shall be equal to the number obtained, as the case may be, by (x) multiplying (i) the total number of shares of Common Stock represented by the Purchased Shares and the Pledged Series D Stock (on an as-converted basis) held under this Agreement at the time of the payment or prepayment, by
                  (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment, or (y) multiplying (i) the total number of shares of Common Stock represented by the Purchased Shares and the Pledged Series D Stock (on an as-converted basis) held under this Agreement at the time of the payment or prepayment, by (ii) a fraction, the numerator of which shall be the Excess Value and the denominator of which shall be the fair market value of the Purchased Shares, the Pledged Series D Stock and all other Collateral held in pledge hereunder immediately prior to any such release. In no event, however, shall any fractional shares be released. For purposes of this Agreement, "Excess Value" shall mean the excess amount, if any, that the fair market value of the Purchased Shares, the Pledged Series D Stock and Collateral then held in pledge is over 150% of the total unpaid principal and accrued interest of the Note, as such foregoing amounts are determined each time that Optionee requests a release of shares from pledge.

                                       2.

                  (ii) Any additional Collateral which may hereafter be pledged and deposited with the Corporation (pursuant to the requirements of Paragraph 3) with respect to the Purchased Shares or the Pledged Series D Stock shall be released at the same time the particular shares of Purchased Shares or Pledged Series D Stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 9(i).

                  (iii) Under no circumstances, however, shall any Purchased Shares, Pledged Series D Stock or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder. In addition, in no event shall any Purchased Shares, Pledged Series D Stock, or other Collateral be released pursuant to the provisions of Paragraph 9(i) or 9(ii) if, and to the extent, the fair market value of the Purchased Shares, Pledged Series D Stock and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accrued interest under the Note.

                  (iv) For all valuation purposes under this Agreement, the fair market value per share of Purchased Shares and/or Pledged Series D Stock on any relevant date shall be determined in accordance with the following provisions:

                  (A) If the security is at the time traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of such security on the date in question, as such prices are reported by the National Association of Securities Dealers on its Nasdaq system or any successor system. If there is no reported closing selling price for the security on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  (B) If the security is at the time listed on the New York Stock Exchange or any other securities exchange, then the fair market value shall be the closing selling price per share of such security on the date in question on the securities exchange serving as the primary market for such security, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of such security on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (C) If the security is at the time neither listed on any securities exchange nor traded on the Nasdaq National Market, the fair market value shall be determined by the Corporation's Board of Directors after taking into account such factors as the Board shall deem appropriate; provided, however that in the event Pledgor disagrees with the Board's determination, Pledgor and the Board shall agree in good faith on such valuation. If the Pledgor and Corporation do not so agree, Pledgor shall

                                       3.

                  have the right, but not more often than once every six (6) months on a rolling basis, to require the appraisal of the Corporation. If the Corporation and Pledgor cannot promptly agree upon an independent, experienced appraiser who is a member of a recognized professional association of business appraisers (an "appraiser"), then each of the Corporation and Pledgor shall appoint such independent, experienced appraiser who shall determine the value of the security. If the higher of the two appraisals is not more than 10 percent more than the lower of the appraisals, the fair market value shall be the average of the two appraisals (which determination shall be final and binding on the parties and enforceable in any court of competent jurisdiction); provided that if the two appraisals are more than 10 percent apart the two appraisers shall appoint a third appraiser who shall determine the value of the security, which determination shall be final and binding on the parties and enforceable in any court of competent jurisdiction. All costs of such appraisal shall be equally shared by the Corporation and Employee."

         3. Paragraph 9(vi) is hereby added to the Stock Pledge Agreement as follows:

                  "(vi) If any Purchased Shares or Pledged Series D Stock are to be released from their pledge hereunder pursuant to Paragraph 9(i), the order of such release shall be Purchased Shares first, and then Pledged Series D Stock. No shares of Pledged Series D Stock shall be released from the pledge hereunder until all Purchased Shares have been released from their pledge hereunder."

         4. In all other respects, the Stock Pledge Agreement shall remain unchanged and in full force and effect in accordance with the terms thereof.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

                                            NETZERO, INC.



                                            By: /s/ RONALD T. BURR
                                               ------------------------------
                                               Ronald T. Burr, President

                                            /s/ MARK R. GOLDSTON
                                            ---------------------------------
                                            MARK R. GOLDSTON

                                       4.